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                               Robert B. Gregory
                                Attorney at Law
                                  PO Box 760
                            Damariscotta, Maine 04543



                                  May 5, 2000

Mid State Machine Products
c/o Precision Partners, Inc.
5605 N. MacArthur Boulevard, Suite 760
Irving, Texas  75038

                  Re:  Guarantee of $100,000,000 12% Senior Subordinated Notes
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                       due 2009 of Precision Partners, Inc.
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Ladies and Gentlemen:

                  We have acted as counsel to Mid State Machine Products, a Maine corporation (the "Company") in connection with the proposed issuance and exchange of up to $100,000,000 aggregate principal amount of 12% Senior Subordinated Notes due 2009 (the "New Notes") of Precision Partners, Inc., the Company's parent ("Precision"), for an equal principal amount of Precision's 12% Senior Subordinated Notes due 2009 outstanding on the date hereof (the "Old Notes"), to be issued pursuant to the Indenture dated as of March 19, 1999 (as amended by the First Supplemental Indenture thereto, dated October 15, 1999, and the Second Supplemental Indenture thereto, dated October 29, 1999, the "Indenture"), by and among Precision, as issuer, the Company and the other Subsidiary Guarantors named therein, as guarantors, and The Bank of New York, as trustee (the "Trustee"). The Old Notes are, and the New Notes will be, guaranteed (each a "Subsidiary Guarantee") on a joint and several basis by the Company and each of the other Subsidiary Guarantors.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the Subsidiary Guarantee has been duly authorized, executed and delivered by the Company.

                  The opinions expressed herein are limited to the laws of the State of Maine, as currently in effect.

                  We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on Form S-4 filed by the Company to register its Subsidiary Guarantee of the New Notes under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                Very truly yours,


                                /s/ Robert B. Gregory

                                Robert B. Gregory